McDERMOTT, WILL & EMERY
                            227 West Monroe Street
                            Chicago, Illinois 60606
                               (312) 372-2000


                                                                   EXHIBIT 5

                                           June 14, 1995


          Consolidated Papers, Inc.
          Corporate Offices
          P.O. Box 8050
          Wisconsin Rapids, WI 54495-8050


               RE: 1,000,000 Shares of Common Stock ($1.00 par value per share) and related interests in the Consolidated Employees' Tax-Saver and Investment Plan (the "Plan")

          Gentlemen:

               We have acted as counsel for Consolidated Papers, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of the above captioned securities.

               We have examined or considered:

                    1.  The Company's Certificate of Incorporation.

                    2.  The By-Laws of the Company.

                    3. Telephonic confirmation of the Secretary of State of Wisconsin, as of a recent date, as to the good standing of the Company in that state.

                    4. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

                    5.  A copy of the Plan, as amended to date.

               In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

               Based on the foregoing, we are of the opinion that:

                    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

                    (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plan have been duly taken, and the Common Stock, upon acquisition pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable.

                    (c) The Plan complies with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

               We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ McDermott, Will & Emery

                                           McDermott, Will & Emery

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